As filed with the Securities and Exchange Commission on September 6, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Joby Aviation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	98-1548118
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
333 Encinal Street
Santa Cruz, CA 95060
(831) 201-6700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
JoeBen Bevirt
333 Encinal Street
Santa Cruz, CA 95060
(831) 201-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Tad J. Freese J. Ross McAloon Drew Capurro Latham & Watkins LLP 505 Montgomery Street, Suite 2000 San Francisco, CA 94111 (415) 391-0600	Kate DeHoff General Counsel Joby Aviation, Inc. 333 Encinal Street Santa Cruz, CA 95060 (831) 201-6700

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS
Joby Aviation, Inc.
3,320,235 Shares
Common Stock
Offered by the Selling Stockholder
This prospectus relates to the proposed resale or other disposition of up to an aggregate of 3,320,235 shares of common stock, par value $0.0001 per share, of Joby Aviation, Inc. (the “common stock”) by the selling stockholder identified in this prospectus. We are registering the offer and sale of the shares of common stock owned by the selling stockholder to satisfy registration rights we granted to them pursuant to an asset purchase agreement by and among the selling stockholder, an affiliate of the selling stockholder and Joby Aero, Inc. in connection with our acquisition of certain property, assets and rights (the “Purchase Agreement”). We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale or other disposition of our common stock by the selling stockholder.
The selling stockholder may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The shares of common stock offered by this prospectus may be offered by the selling stockholder directly to purchasers or to or through brokers or dealers or other agents. The selling stockholder will bear all costs, commissions and discounts, if any, attributable to the sales of shares. We will bear costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 13 for more information about how the selling stockholder may sell or dispose of their shares of common stock hereunder. No common stock may be sold without delivery of this prospectus and the applicable prospectus describing the method and terms of the offering of such common stock.
INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE SECTION TITLED “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.
Our common stock is listed on the New York Stock Exchange under the symbol “JOBY.” On September 5, 2024, the last reported sale price of our common stock on the New York Stock Exchange was $4.83 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 6, 2024.

TABLE OF CONTENTS
Prospectus
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, the selling stockholder may, from time to time, sell up to 3,320,235 shares of common stock in one or more offerings as described in this prospectus. In connection with the offer and sale of securities by the selling stockholder, the selling stockholder may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any such prospectus supplement or free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectus, together with the additional information described under the section titled “Where You Can Find More Information; Incorporation by Reference.”
Neither we, nor the selling stockholder, have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar sections in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Joby Aviation,” “Joby,” “we,” “our,” “us,” and the “Company” in this prospectus, we mean Joby Aviation, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of shares of our common stock.
The Joby design logo, “Joby,” and our other registered or common law trademarks, service marks, or trade names appearing or incorporated by reference in this prospectus or any prospectus supplement or applicable free writing prospectus are the property of Joby Aviation, Inc. Solely for convenience, our trademarks, tradenames and service marks referred to in this prospectus appear without the ®, TM and SM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, tradenames and service marks. This prospectus, any applicable prospectus supplement or applicable free writing prospectus, and the documents incorporated herein or therein by reference may contain additional trademarks, tradenames and service marks of other companies that are the property of their respective owners.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains, and the information incorporated by reference herein and any applicable prospectus supplement may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. All statements contained or incorporated by reference in this prospectus other than statements of historical fact, including statements regarding our future financial position and results of operations, our business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “predict,” “project,” “potential,” “seek,” “intend,” “could,” “would,” “should,” “expect,” “plan” and similar expressions are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward looking.
You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained or incorporated by reference in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors including those described in, or incorporated by reference into, the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements we may make in this prospectus or the documents incorporated by reference herein. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur. Actual results, events or circumstances could differ materially and adversely from those described or anticipated in the forward-looking statements.
The forward-looking statements made in, or incorporated by reference into, this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made or incorporated by reference in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.
Our actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those described in, or incorporated by reference into, the section titled “Risk Factors” and elsewhere in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information about issuers, including us, who file electronically with the SEC. The address of that website is www.sec.gov.
Our website address is www.jobyaviation.com. The information on, or accessible through, our website, however, is not, and should not be deemed to be, a part of this prospectus. We have included our website address as an inactive textual reference only.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement or any related free writing prospectus that we may provide about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 27, 2024.
•The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2024.
•Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 8, 2024 and August 8, 2024, respectively.
•Our Current Report on Form 8-K filed with the SEC on June 20, 2024.
•The description of our common stock contained in our registration statement on Form 8-A filed on September 15, 2020 and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.3 to our Annual Report on Form 10-K, filed with the SEC on February 27, 2024.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Joby Aviation, Inc.
333 Encinal Street
Santa Cruz, CA 95060
(831) 201-6700
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
We are developing an all-electric, vertical take-off and landing (“eVTOL”) air taxi which we intend to operate in cities around the world. Our mission is to help the world connect faster and more easily with the people and places that matter most by delivering a new form of clean, fast, quiet and convenient aerial transportation service. The Joby eVTOL is designed to transport a pilot and four passengers at speeds of up to 200 mph with a range of up to 100 miles. According to our modeling, more than 99% of urban routes in cities such as New York City and Los Angeles are significantly shorter than this, enabling higher utilization through faster turnaround times of our aircraft. By combining the freedom of air travel with the efficiency of our aircraft, we expect to deliver journeys that are up to five times faster than driving, and it is our goal to steadily drive down end-user pricing in the years following commercial launch to make the service widely accessible.
Our principal executive offices are located at 333 Encinal Street, Santa Cruz, California 95060, and our telephone number is (831) 201-6700.

RISK FACTORS
Investment in any common stock offered pursuant to this prospectus and any applicable prospectus supplement involves risks. Before deciding whether to invest in our common stock, you should carefully read and consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement or applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Special Note Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of shares of our common stock being offered by the selling stockholder. The selling stockholder will pay any selling commissions and similar charges as well as stock transfer taxes or any other expenses incurred by the selling stockholder in connection with the sale of the shares of common stock. We will bear the fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration, filing, and printing fees and expenses, and fees and expenses of our counsel and our independent registered public accounting firm.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, which has been publicly filed with the SEC. See the section titled “Where You Can Find More Information; Incorporation by Reference.”
Our authorized capital stock consists of:
•1,400,000,000 shares of common stock, $0.0001 par value; and
•100,000,000 shares of preferred stock, $0.0001 par value.
Common Stock
Our common stock is not entitled to preemptive or other similar subscription rights to purchase any of Joby Aviation’s securities. Our common stock is neither convertible nor redeemable. Unless our board of directors determines otherwise, we will issue all of our capital stock in uncertificated form.
Voting Rights
Each holder of our common stock is entitled to one vote per share on each matter submitted to a vote of stockholders, except as provided by our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and outlined below. Our Bylaws provide that the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law, our Bylaws or our Certificate of Incorporation, and except for the election of directors, which is determined by a plurality vote. There are no cumulative voting rights. In addition, the affirmative vote of holders of 66 2/3% of the voting power of all of the then outstanding voting stock will be required to take certain actions, including amending certain provisions of our amended and restated certificate of incorporation, such as the provisions relating to amending our amended and restated bylaws, the classified board and director liability.
To comply with restrictions imposed by federal law on foreign ownership of U.S. air transportation operations, our Certificate of Incorporation and our Bylaws restrict voting of shares of our capital stock by non-U.S. citizens. The restrictions imposed by federal law currently require that no more than 25% of our voting stock be voted, directly or indirectly, by persons who are not U.S. citizens, and that our president and at least two-thirds of the members of our board of directors be U.S. citizens. Under our Certificate of Incorporation and Bylaws, we or any designated transfer agent shall maintain a Foreign Stock Record for registered common stock known to us to be owned and/or controlled by non-U.S. citizens. In the event that we determine that the Joby Aviation common stock registered on the Foreign Stock Record exceeds the permitted percentage, sufficient shares shall be removed from the Foreign Stock Record in reverse chronological order based upon the date of registration therein so that the number of shares entered does not exceed the permitted percentage; provided, that upon the vesting of any Sponsor Shares pursuant to the Sponsor Agreement, dated February 23, 2021, by and among Joby Aviation, Reinvent Sponsor LLC (the “Sponsor”) and Joby Aero, Inc. (the “Sponsor Agreement”), such Sponsor Shares held by the Sponsor shall be deemed registered on the Foreign Stock Record before the registration of any Joby Aviation capital stock held by any other Non-U.S. citizen. If at any time while we are subject to (or control a subsidiary that is subject to) the requirement that an air carrier be a “citizen of the United States” (as defined in Section 40102 of the Act and administrative interpretations issued by the Department of Transportation, its predecessors and successors, from time to time) non-U.S. citizens at any time own and/or control in excess of the permitted percentage, the voting rights of the shares of our common stock in excess and not registered on the Foreign Stock Record will be automatically suspended until the earlier of (i) the transfer of such shares to a person or entity who is not a Non-U.S. citizen or (ii) the registration of such shares on the Foreign Stock Record.

Other Rights
Each holder of our common stock is subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future.
Liquidation Rights
If we are involved in voluntary or involuntary liquidation, dissolution or winding up of our affairs, or a similar event, each holder of our common stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of our preferred stock, if any, then outstanding.
Transfer Agent
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.
Dividend
Each holder of shares of our capital stock is entitled to the payment of dividends and other distributions as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends.
Preferred Stock
Our board of directors has authority to issue shares of our preferred stock in one or more series, to fix for each such series such voting powers, designations, preferences, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series all to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). The issuance of our preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of decreasing the trading price of our common stock, restricting dividends on our capital stock, diluting the voting power of our common stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of Joby Aviation.
Section 203 of the Delaware General Corporation Law
Our Certificate of Incorporation contains a provision opting out of Section 203 of the DGCL. However, our Certificate of Incorporation contains provisions that are similar to Section 203 of the DGCL. Specifically, our Certificate of Incorporation provides that, subject to certain exceptions, we are not able to engage in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless:
•prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or
•at or subsequent to that time, the business combination is approved by our board of directors and at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.
Generally, a “business combination” includes a merger, asset or stock sale, consolidation involving us and the “interested stockholder” or other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is any entity or person who, together with that entity’s or person’s affiliates and associates, owns or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

Under certain circumstances, this provision makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a period of three years. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Our Certificate of Incorporation provides that certain parties shall not be deemed to be “interested stockholders” for purposes of this provision.
Anti-takeover Effects of the Certificate of Incorporation and the Bylaws
Our Certificate of Incorporation and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of Joby Aviation. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Joby Aviation to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, these provisions also give our board of directors the power to discourage mergers that some stockholders may favor.
Undesignated Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to issue undesignated preferred stock with voting or other rights or preferences as designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock, or the terms of any such preferred stock, could impede the success of any attempt to change control of Joby Aviation. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of Joby Aviation.
Special Meetings of Stockholders
Our Certificate of Incorporation provides that a special meeting of stockholders may be called by the (a) the Chairperson of our board of directors, (b) our board of directors, (c) our Chief Executive Officer or (d) our President, provided that such special meeting may be postponed, rescheduled or cancelled by our board of directors or other person calling the meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. These provisions might preclude stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to change control of Joby Aviation.
Classified Board of Directors
Our Certificate of Incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of the board of directors will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors.
Action by Written Consent
Our Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of stockholders, and may not be taken by written consent in lieu of a meeting.

No Cumulative Voting
The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.
Amendment of the Certificate of Incorporation and Bylaws
Our board of directors is expressly authorized to adopt, amend or repeal the Bylaws, subject to the power of our stockholders entitled to vote with respect thereto to adopt, amend or repeal the Bylaws. Our stockholders have the power to adopt, amend or repeal the Bylaws; provided, that in addition to any vote of the holders of any class or series of our stock required by applicable law or by our Certificate of Incorporation or Bylaws, the adoption, amendment or repeal of our Bylaws by our stockholders shall require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of our voting stock entitled to vote generally in an election of directors.
Additionally, the vote of at least 66 ⅔ of the total voting power of our outstanding shares entitled to vote thereon, voting together as a single class, is required to amend certain provisions of our Certificate of Incorporation, including those relating to the terms of our authorized preferred stock (Article V(B)), the authority and composition of our board of directors (Article VII), special meetings of our stockholders and the ability of our stockholders to act by written consent (Article VIII), limitation of liability of our directors (Article IX), restrictions similar to Section 203 of the DGCL (Article X), our obligation to indemnify our directors and officers to the fullest extent permitted by law (Article XI), exclusive jurisdiction of certain legal proceedings involving our stockholders (Article XII), and restrictions on ownership or control by non-citizens (Article XIV).

THE SELLING STOCKHOLDER
This prospectus relates to the possible resale by XAir Holdings LLC, the selling stockholder, from time to time of up to an aggregate of 3,320,235 shares of common stock.
On May 20, 2024, we entered into an asset purchase agreement by and among the selling stockholder, an affiliate of the selling stockholder and Joby Aero, Inc. (the “Purchase Agreement”), pursuant to which we issued 3,320,235 shares of common stock as consideration in connection with the acquisition of certain property, assets and rights. We issued the shares of common stock in a private placement that was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) and/or Regulation D. The issuance did not involve a public offering nor any general solicitation or general advertising. In accordance with our obligations under the Purchase Agreement, we agreed to register the resale of the shares of common stock offered by the selling stockholder hereby.
The following table sets forth information concerning the shares of common stock that may be offered from time to time by the selling stockholder. The number of shares beneficially owned by the selling stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power. Percentage ownership is based on 716,142,677 shares of common stock outstanding as of August 5, 2024. For purposes of this table, we have assumed that the selling stockholder will have sold all of the shares of common stock covered by this prospectus upon the completion of the offering. The selling stockholder has sole voting and investment power with respect to the shares beneficially owned by the selling stockholder.
The information in the following table has been provided to us by or on behalf of the selling stockholder and the selling stockholder may have sold, transferred or otherwise disposed of all or a portion of the shares of common stock after the date on which they provided us with information regarding their securities. The selling stockholder may sell all, some or none of its shares of common stock in this offering. See the section titled “Plan of Distribution.”

	Common Stock Beneficially Owned Before this Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Common Stock Beneficially Owned Upon Completion of this Offering
Selling Stockholder	Number	Percentage	Number	Number	Percentage
XAir Holdings LLC (1)	3,320,235	*	3,320,235	—	—
__________________
*Less than 1%.
(1)XAir Holdings LLC is a wholly owned subsidiary of Unless Venture Partners LP, a Delaware limited partnership. The general partner of Unless Ventures LP is Unless GP LLC, a Delaware limited liability company. Mr. Trevor Zimmerman is the sole managing member of Unless GP LLC and may be deemed to beneficially own the shares held by XAir Holdings LLC. The address is this stockholder is 1023 Walnut Street, Suite 100, Boulder, CO 80302.

PLAN OF DISTRIBUTION
We are registering the shares of common stock issued to the selling stockholder to permit the resale of such shares of common stock by the holder of such shares of common stock from time to time after the date of this prospectus. The selling stockholder may from time to time offer some or all of the shares of common stock covered by this prospectus. To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The selling stockholder will not pay any of the costs, expenses and fees in connection with the registration of the shares covered by this prospectus, but they will pay any and all selling commissions and similar charges attributable to sales of the shares. We will not receive any proceeds from the sale of the shares of our common stock covered hereby. The selling stockholder may sell some or all of the shares of common stock covered by this prospectus from time to time or may decide not to sell any of the shares of common stock covered by this prospectus. The selling stockholder will act independently of us in making decisions with respect to the timing, manner, and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market, in negotiation transactions or otherwise, at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholder may dispose of their shares by one or more of, or a combination of, the following methods:
•distributions to members, partners, stockholders or other equityholders of the selling stockholder;
•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•an over-the-counter distribution in accordance with the rules of the New York Stock Exchange;
•through trading plans entered into by the selling stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•to or through broker-dealers;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale, or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•in privately negotiated transactions;
•in options transactions;
•through a combination of any of the above methods of sale; or
•any other method permitted pursuant to applicable law.
In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act (“Rule 144”) may be sold under Rule 144 rather than pursuant to this prospectus. As an entity, the selling stockholder may elect to make an in-kind distribution of common stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of common stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of common stock in the course of hedging the positions they assume with selling stockholder. The selling stockholder may also sell shares of common stock short and redeliver the shares to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction). The selling stockholder may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as amended or supplemented to reflect such transaction).
The selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling stockholder or borrowed from any selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or post-effective amendment. In addition, any selling stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholder in amounts to be negotiated immediately prior to the sale.
In offering the shares covered by this prospectus, the selling stockholder and any broker-dealers who execute sales for the selling stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities under the Securities Act.
At the time a particular offer of shares is made, if required, this prospectus or an amendment will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS
The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Latham & Watkins LLP, Menlo Park, California.
EXPERTS
The financial statements of Joby Aviation, Inc. as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this Prospectus, and the effectiveness of Joby Aviation, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$2,440.53
Printing expenses	—
Legal fees and expenses	50,000
Accounting fees and expenses	25,000
Miscellaneous	15,000
Total	$92,440.53
Item 15.    Indemnification of Directors and Officers
Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.
Our Certificate of Incorporation provides that we will indemnify our directors to the fullest extent authorized or permitted by applicable law. We expect to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under our Bylaws, we are required to indemnify each of our directors and officers if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request as a director, officer, employee or agent for another entity. We must indemnify our officers and directors against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. The also require us to advance expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding, provided that such person will repay any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.
Item 16.    Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Joby Aviation, Inc.

3.2	Amended and Restated Bylaws of Joby Aviation, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on 9/21/2023).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

107.1	Filing Fee Table.

Item 17.    Undertakings
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5)That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act , each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act ) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Cruz, California, on September 6, 2024.

JOBY AVIATION, INC.

By:	/s/ Matthew Field
Matthew Field
Chief Financial Officer
POWER OF ATTORNEY
Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints JoeBen Bevirt, Matthew Field, and Kate DeHoff, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ JoeBen Bevirt	Chief Executive Officer and Director (Principal Executive Officer)	September 6, 2024
JoeBen Bevirt

/s/ Matthew Field	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 6, 2024
Matthew Field

/s/ Aicha Evans	Director	September 6, 2024
Aicha Evans

/s/ Halimah DeLaine Prado	Director	September 6, 2024
Halimah DeLaine Prado

/s/ Michael Huerta	Director	September 6, 2024
Michael Huerta

/s/ Tetsuo Ogawa	Director	September 6, 2024
Tetsuo Ogawa

/s/ Dipender Saluja	Director	September 6, 2024
Dipender Saluja

SIGNATURE	TITLE	DATE

/s/ Paul Sciarra	Director	September 6, 2024
Paul Sciarra

/s/ Michael Thompson	Director	September 6, 2024
Michael Thompson

/s/ Laura Wright	Director	September 6, 2024
Laura Wright